Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Caremark Rx, Inc.:

We consent to the incorporation by reference in the registration statements listed below of Caremark Rx, Inc. of our reports dated February 20, 2006, with respect to the consolidated balance sheets of Caremark Rx, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005 and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Caremark Rx, Inc.

•	Form S-8 333-114100 pertaining to the 2004 Incentive Stock Plan;

•	Form S-4 333-109519 pertaining to Caremark’s merger with AdvancePCS;

•	Form S-8 33-86806 pertaining to the 1993 Stock Option Plan;

•	Form S-8 333-11875 pertaining to MedPartners’ Incentive Compensation Plan;

•	Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;

•	Form S-8 333-05703 pertaining to MedPartners’ Employee Savings Plan;

•	Form S-8 333-14159 pertaining to Caremark’s Employee Savings Plan;

•	Form S-8 333-14163 pertaining to Caremark’s Non-Employee Director Stock Option Plan and Caremark’s Stock Purchase Plan;

•	Form S-8 333-38835 pertaining to MedPartners’ 1997 Long Term Incentive Compensation Plan;

•	Form S-8 333-16863 pertaining to MedPartners’ Employee Stock Purchase Plan;

•	Form S-8 333-17339 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 333-30145 pertaining to the MedPartners’ 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Plan;

•	Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock Option Plan;

•	Form S-8 333-50849 pertaining to MedPartners’ 1997 Long Term Incentive Compensation Plan;

•	Form S-3 333-53761 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 333-64371 pertaining to MedPartners’ 1998 Employee Stock Option Plan;

•	Form S-8 333-68709 pertaining to the Non-Qualified Stock Option Agreement Dated August 6, 1998 between MedPartners and Edwin M. Crawford; and

•	Form S-8 333-68707 pertaining to MedPartners’ 1998 New Employee Stock Option Plan.

/s/    KPMG LLP

Nashville, Tennessee

February 24, 2006